Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Partner Success Holdings Limited and Subsidiary (the “Company”) as of June 30, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the three years ended June 30, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Companies Accounting Oversight Board (United States). The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Partner Success Holdings Limited and Subsidiary as of June 30, 2006 and 2005, and the consolidated results of their operations and cash flows for the three years ended June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

Oklahoma City, Oklahoma
December 27, 2006

Murrell, Hall, McIntosh & Co., PLLP • Certified Public Accountants
2601 N.W. Expressway Suite 700E • Oklahoma City, OK 73112 • 405.842.4420 • F. 405.842.3776 • www.mhmcpa.com

Partner Success Holdings Limited and Subsidiary

Consolidated Balance Sheets
(Expressed in US dollars)

	September 30,
	2006	June 30,	June 30,
	(Unaudited)	2006	2005

Assets

Current assets
Cash and equivalents	$882,016	$186,955	$3,133,326
Accounts receivable
Trade	12,392,613	13,399,003	6,194,993
Other	94,697	69,913	44,010
Inventory	14,520,678	6,283,910	2,060,201
Deposits	271,808	75,575	-
Advances to suppliers	7,645,583	3,138,759	1,596,388

Total current assets	35,807,395	23,154,115	13,028,918

Property and equipment
Property and equipment, net	8,492,631	8,664,417	8,882,140
Construction-in-progress	18,893,592	13,752,954	3,578,417

	27,386,223	22,417,371	12,460,557

Total assets	$63,193,618	$45,571,486	$25,489,475

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$12,607,036	$1,801,466	$1,307,401
Advances from customers	4,836,640	1,859,773	502,497
Tax payables	2,591,256	862,914	164,470
Deferred incomve taxes payable	401,219	1,535,204	-
Amounts due to directors	2,006,772	5,896,943	8,274,132
Current portion of long-term debt	9,056,112	8,918,939	-
Notes payable	13,953,988	9,862,672	4,106,280

Total current liabilities	45,453,023	30,737,911	14,354,780

Long-term debt, net of current portion shown above	3,152,415	3,152,415	7,713,219

Stockholders' equity:
Ordinary stock: $1 par value, 50,000 shares authorized,
issued and outstanding	50,000	50,000	50,000
Additional paid-in capital	950,000	950,000	950,000
Accumulated other comprehensive income	843,355	745,583	-
Retained earnings (deficit)	12,744,825	9,935,577	2,421,476

Total stockholders' equity	14,588,180	11,681,160	3,421,476

Total liabilities and stockholders' equity	$63,193,618	$45,571,486	$25,489,475

The accompanying notes are an integral part of these financial statements.

Partner Success Holdings Limited and Subsidiary

Consolidated Statements of Operations
(Expressed in US dollars)

	Three Months ended:
	September 30,	September 30,	Year ended:
	2006	2005	June 30,	June 30,	June 30,
	(Unaudited)	(Unaudited)	2006	2005	2004

Revenues
Sales revenues	$10,503,348	$7,702,889	$34,881,141	$53,144,601	$17,417,005
Cost of goods sold	6,800,098	5,178,543	24,892,154	45,562,070	16,409,829

Gross profit	3,703,250	2,524,346	9,988,987	7,582,531	1,007,176

Operating expenses
Selling expenses	39,697	22,082	122,220	86,592	45,344
Administrative expenses	186,188	64,473	505,764	544,171	442,161
Depreciation and amortization expense	10,417	8,471	40,005	142,127	84,270

Total operating expenses	236,302	95,026	667,989	772,890	571,775

Income from operations	3,466,948	2,429,320	9,320,998	6,809,641	435,401

Other income (expense)
Other revenues	-	-	-	12,077	-
Interest and finance costs	(203,339)	(146,198)	(271,693)	(455,277)	(236,625)

Total other income (expense)	(203,339)	(146,198)	(271,693)	(443,200)	(236,625)

Net income before income tax	3,263,609	2,283,122	9,049,305	6,366,441	198,776

Provision for (benefit from) income tax
Current	1,588,346	-	-	-	-
Deferred	(1,133,985)	-	1,535,204	-	-

Total income tax expense	454,361	-	1,535,204	-	-

Net Income	$2,809,248	$2,283,122	$7,514,101	$6,366,441	$198,776

Basic and diluted earnings per share	$56.18	$45.66	$150.28	$127.33	$3.98
Basic and diluted weighted average shares outstanding	50,000	50,000	50,000	50,000	50,000

The Components of comprehensive income:
Net income	$2,809,248	$2,283,122	$7,514,101	$6,366,441	$198,776
Foreign currency translation adjustment	97,772	329,475	745,583	-	-

Comprehensive income	$2,907,020	$2,612,597	$8,259,684	$6,366,441	$198,776

The accompanying notes are an integral part of these financial statements.

Partner Success Holdings Limited and Subsidiary

Consolidated Statements of Changes in Stockholders' Equity
For the Years Ended June 30, 2006, 2005 and 2004 and
the Three months ended September 30, 2006(Unaudited)
(Expressed in US dollars)

				Accumulated
			Additional	Other		Total
	Ordinary Shares		Paid-in	Comprehensive	Retained	Stockholders'
	Share	Amount	Capital	Income	Earnings	Equity

Balance at June 30, 2003	50,000	$50,000	$950,000	$-	$(189,947)	$810,053

Dividend declared					(114,187)	(114,187)
Net income for the year					198,776	198,776

Balance at June 30, 2004	50,000	50,000	950,000	-	(105,358)	894,642

Dividend declared	-	-	-	-	(3,839,607)	(3,839,607)
Net income for the year	-	-	-	-	6,366,441	6,366,441

Balance at June 30, 2005	50,000	50,000	950,000	-	2,421,476	3,421,476

Foreign currency translation
adjustment	-	-	-	745,583	-	745,583
Net income for the year	-	-	-	-	7,514,101	7,514,101

Balance at June 30, 2006	50,000	50,000	950,000	745,583	9,935,577	11,681,160

Foreign currency translation
adjustment	-	-	-	97,772	-	97,772
Net income	-	-	-	-	2,809,248	2,809,248

Balance at September 30, 2006	50,000	$50,000	$950,000	$843,355	$12,744,825	$14,588,180

The accompanying notes are an integral part of these financial statements.

Partner Success Holdings Limited and Subsidiary
Consolidated Statements of Cash Flows
(Expressed in US dollars)

	For the three months ended:
	September 30,	September 30,	For the year ended:
	2006	2005	June 30,	June 30,	June 30,
	(Unaudited)	(Unaudited)	2006	2005	2004

Cash flows from operating activities
Net Income	$2,809,248	$2,283,120	$7,514,101	$6,366,441	$198,776
Adjustments to reconcile net income to net cash provided by
(used in) operating activities
Depreciation	260,892	210,372	823,862	507,710	416,461
Net changes in assets and liabilities:
Accounts receivable, net	981,606	(1,534,136)	(7,229,913)	(5,808,987)	(442,466)
Inventories	(8,236,768)	(1,775,172)	(4,223,709)	5,931	(1,692,127)
Advances to suppliers	(4,506,824)	(5,942,783)	(1,542,371)	(185,323)	(603,745)
Deposits	(196,233)	-	(75,575)	-	-
Accounts payable and accrued expenses	10,805,570	3,761,653	494,065	655,076	(161,312)
Advances from customers	2,976,867	721,637	1,357,276	(2,000,883)	2,130,957
Taxes payable	594,357	(97,426)	2,233,648	312,300	(132,578)

Net cash provided by (used in) operating activities	5,488,715	(2,372,735)	(648,616)	(147,735)	(286,034)

Cash flows from investing activities
Construction-in-progress	(5,141,006)	-	(10,174,537)	(2,440,092)	(1,013,922)
Purchases of fixed assets	(89,106)	(363,017)	(606,241)	(2,392,909)	(1,647,777)

Net cash (used in) investing activities	(5,230,112)	(363,017)	(10,780,778)	(4,833,001)	(2,661,699)

Cash flows from financing activities
Advances from directors, net	(3,894,566)	(12,514)	(2,391,155)	(320,041)	1,489,277
Long-term loan proceeds	4,233,252	-	4,098,139	10,212,162	-
Long-term loan repayments	-	-	-	(2,498,944)	-
Notes payable proceeds	-	139,146	9,862,672	4,106,282	1,613,163
Notes payable repayments	-	-	(3,832,216)	(3,623,187)	-

Net cash provided by financing activities	338,686	126,632	7,737,440	7,876,272	3,102,440

Effect of exchange rate	97,772	329,475	745,583		-

Net increase (decrease) in cash	695,061	(2,279,645)	(2,946,371)	2,895,536	154,707

Cash and cash equivalents, beginning of year	186,955	3,133,326	3,133,326	237,790	83,083

Cash and cash equivalents, end of year	$882,016	$853,681	$186,955	$3,133,326	$237,790

The accompanying notes are an integral part of these financial statements.

Partner Success Holdings Limited and Subsidiary

Consolidated Statements of Cash Flows
For the Years Ended June 30 , 2006 and 2005
(Expressed in US dollars)

	For the three months ended:
	September 30,	September 30,	For the year ended:
	2006	2005	June 30,	June 30,	June 30,
	(Unaudited)	(Unaudited)	2006	2005	2004

Supplemental disclosure of cash flow information

Interest paid	$396,106	$659,139	$834,986	$395,134	$202,955
Taxes paid	$-	$-	$-	$-	$-

Noncash transactions

Payment of dividend included in amount due to
related party	$-	$-	$-	$3,839,607	$114,187
Director's compensation included in amount due to
related party	$-	$-	$100,000	$200,000	$200,000
Acquisition of property and equipment from
related party	$-	$-	$-	$2,665,315	$-

The accompanying notes are an integral part of these financial statements.

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

1.	Description of Business

Nature of Organization - Partner Success Holdings Limited (“Partner Success”) was registered on April 30, 2002 in the Territory of the British Virgin Islands and was classified as an International Business Company. It had registered capital of $50,000 as of June 30, 2006 and 2005. It has one wholly-owned subsidiary, Shanghai Chengtong Precision Strip Company Limited (“Chengtong Precision”) which it acquired in a series of transactions. This acquisition was recorded using purchase accounting and resulted in an increase of $1,086,262 in the carrying amount of property and equipment for financial reposting purposes.

Chengtong Precision was registered on July 2, 2002 in Shanghai, in the People’s Republic of China (“PRC”) with a registered capital of $3,220,000 and a defined period of existence of 50 years from July 2, 2002 to July 1, 2052. The Company was classified as a Sino-foreign joint venture enterprise with limited liabilities. On August 22, 2005, the authorized registered capital was increased to $15,220,000 of which $6,900,000 had been funded/contributed as of June 30, 2006.

Pursuant to the document issued by the District Council to Xuhang Town Council on June 28, 2004, the equity transfers from China Chengtong Metal Group Limited and Eastreal Holdings Company Limited to Partner Success was approved and the transformation of Chengtong Precision from a Sino-foreign joint investment enterprise to a wholly-owned foreign enterprise (WOFE) was granted.

Partner Success and Chengtong Precision are hereinafter collectively referred to as the “Company”.

Description of Business - Partner Success’ principal activities are investment holdings and its Subsidiary is engaged in manufacture and sales of cold-rolled and hot-rolled precision steel products and plates for down stream applications in the automobile industry (components and spare parts), kitchen tools and functional parts of electrical appliances. Raw materials, hot-rolled de-scaled (pickled) steel coils, will go through certain cold reduction processing procedures to give steel rolls and plates in different cuts and thickness for deliveries in accordance with customers’ specifications.

2.	Basis of Preparation of Financial Statements

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements are prepared under the historical cost convention. This basis of accounting differs from that used in the preparation of the Company’s statutory financial statements, which are prepared on a cash basis, and are prepared in accordance with generally accepted accounting principles and the relevant financial regulations applicable to enterprises in the PRC.

Audited financial statements for the years ended June 30, 2006, 2005 and 2004 along with unaudited financial statements for the three months ended September 30, 2006 and 2005 , prepared under generally accepted accounting principles in the United States of America, are prepared for overseas consolidation purpose.

3.	Summary of Significant Accounting Policies

The following is a summary of significant accounting policies:

Cash and Equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value.

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

3.	Summary of Significant Accounting Policies (Continued)

Accounts Receivable - The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. It is reasonably possible that the Company’s estimate of the allowance will change. At September 30, 2006, June 30, 2006 and June 30, 2005, the Company believed all accounts receivable to be collectible and had no allowance for bad debts.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include fixed and variable production overheads, taking into account the stage of completion.

Property, Plant and Equipment - Property, plant and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use.

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets for financial reporting purposes. The estimated useful lives for significant property and equipment are as follows:

Buildings	25 years
Office equipment	5 years
Motor vehicles	5 years
Machinery	10 years

Repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Property, plant and equipment are evaluated annually for any impairment in value. Where the recoverable amount of any property and equipment is determined to have declined below its carrying amount, the carrying amount is reduced to reflect the decline in value. There were no property and equipment impairments recognized during the year ended June 30, 2006 and 2005.

Capitalized Interest - The Company capitalizes interest cost on borrowings incurred during the new construction or upgrade of qualified assets. Capitalized interest is added to the cost of the underlying assets and is amortized over the useful lives of the assets. During the fiscal years ended June 30, 2006, 2005 and 2004, the Company capitalized $749,914, $ 0 and $ 0 respectively of interest to construction in progress. During the three months ended September 30, 2006 and 2005, the Company capitalized $192,767 and $ 0 respectively of interest to construction in progress.

Construction-in-Progress - Properties currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and the interest expenses capitalized during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to properties held for sale.

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

3.	Summary of Significant Accounting Policies (Continued)

Construction-in-progress is valued at the lower of cost or market. Management evaluates the market value of its properties on a quarterly basis by comparing selling prices of its properties with those of other equivalent properties in the vicinity offered by other developers reduced by anticipated selling costs and associated taxes. In the case of construction in progress, management takes into consideration the estimated cost to complete the project when making the lower of cost or market calculation.

Contingent Liabilities and Contingent Assets - A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

Advances from customers - Revenue from the sale of goods or services is recognized at the time that goods are delivered or services are rendered. Receipts in advance for goods to be delivered or services to be rendered in the subsequent year are carried forward as deferred revenue.

Revenue Recognition - Revenue from the sale of goods and services is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and the title has passed and services have been rendered and invoiced. Other income is recognized when it is earned.

Capitalization of Interest - The Company capitalizes interest cost on borrowings incurred during the new construction or upgrade of qualifying assets. Capitalized interest is added to the cost of the underlying assets and is amortized over the useful lives of the assets. During the years ended June 30, 2006, 2005 and 2004, the Company capitalized $749,914, $0, and $0 respectively in interest costs. During the three month periods ended September 30, 2006 and 2005, the Company capitalized $192,767 and $0 respectively in interest costs.

Foreign Currencies - The Company’s principal country of operations is in The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency ("Renminbi" or "Yuan") as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as an exchange fluctuation reserve in shareholders’ equity.

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

3.	Summary of Significant Accounting Policies (Continued)

Taxation - Taxation on overseas profits has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the country in which the Company operates.

Provision for the People’s Republic of China enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

Enterprise income tax

Under the Provisional Regulations of the People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council and which came into effect on January 1, 1994, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. Specialty steel company’s enterprise income tax rate is 27%.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Value added tax

The Provisional Regulations of the People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in the People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Retirement Benefit Costs - According to The People’s Republic of China regulations on pension, the Company contributes to a defined contribution retirement scheme organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the scheme. Contributions to the scheme are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5%% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this scheme.

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

3.	Summary of Significant Accounting Policies (Continued)

For the years ended June 30, 2006, 2005 and 2004, the Company’s pension cost charged to the statements of operations were $76,480, $54,285 and $20,169, respectively all of which had been paid to the State Pension Fund. For the three months ended September 30, 2006 and 2005, the Company’s pension’s costs charged the statements of operations were $34,698 and $13,496 respectively.

Fair Value of Financial Instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, other receivables, accounts payable, accrued expenses, and other payables approximate their fair values as of September 30 and June 30, 2006 and June 30, 2005 because of the relatively short-term maturity of these instruments.

Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements - In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

In December 2004, the FASB issued a revision of SFAS No. 123, Share-Based Payment. The statement establishes standards for the accounting for transactions in which an entity exchanges its equity investments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. The statement does not change the accounting guidance for share-based payments with parties other than employees.

The statement requires a public entity to measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exception). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). A public entity will initially measure the cost of employee services received in exchange for an award of liability instrument based on its current fair value; the fair value of that award will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation over that period.

The grant-date for fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of these instruments. The statement is effective for the quarter beginning January 1, 2006.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets-amendment of APB Opinion No. 29. Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchanged transactions that do not have a commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after June 15, 2005.

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

3.	Summary of Significant Accounting Policies (Continued)

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. Statement 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

SFAS No. 152 “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67”, SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and No. 140”, SFAS No. 156 “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140”, SFAS No. 157 “Fair Value Measurement”, and SFAS 158 “Employer’s Accounting for Defined Benefit and Other Postretirement Plans” were recently issued. SFAS No. 152, 155, 156, and 158 have no current applicability to the Company and have no significant effect on the consolidated financial statements.

Management is currently assessing the effect, if any that the adoption of SFAS 157 “Fair Value Measurement” will have on the reporting of future operations.

4.	Concentrations of Business and Credit Risk

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S. banks.

The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and clients and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers and clients, historical trends, and other information. As of September 30 and June 30, 2006 and June 30, 2005 the Company believed substantially all receivables to be collectible and had not provided an allowance for bad debts.

During the year ended June 30, 2006 the Company had three customers who accounted for 15%, 13% and 12% respectively of sales. During the year ended June 30, 2005, the Company had one customer who accounted for 11% of sales. During the year ended June 30, 2004, the Company had two customers who accounted for 20% and 15% respectively of sales. During the three months ended September 30, 2006 the Company had three customers who accounted for 37%, 12% and 10% respectively of sales.

Payments of dividends may be subject to some restrictions; therefore in accordance with Rule 504/4.08 (e) (3) of Regulation S-X, the following are condensed parent company only financial statements for the three years ended June 30, 2006.

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

4.	Concentrations of Business and Credit Risk (Continued)

PARTNER SUCCESS HOLDING LIMITED
CONDENSED PARENT COMPANY ONLY BALANCE SHEETS
JUNE 30, 2006, 2005, AND 2004

	June 30
	2006	2005	2004

Investment in subsidiary, reported on equity method	$17,246,696	$7,292,639	$4,403,429
Advances to subsidiary	5,334,845	7,166,978	890,430

Total assets	$22,581,541	$14,459,617	$5,293,859

Current liabilities:
Advances from directors	$10,900,381	$11,106,035	$4,399,217

Total current liabilities	10,900,381	11,106,035	4,399,217

Stockholders' equity:
Ordinary stock, $1 par value; 50,000 shares authorized;
issued and outstanding at June 30, 2006,
2005 and 2004	50,000	50,000	50,000
Additional paid-in capital	950,000	950,000	950,000
Retained earnings	10,681,160	2,353,582	(105,358)

Total stockholders' equity	11,681,160	3,353,582	894,642

Total liabilities and stockholders' equity	$22,581,541	$14,459,617	$5,293,859

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

4.	Concentrations of Business and Credit Risk (Continued)

PARTNER SUCCESS HOLDINGS LIMITED
CONDENSED PARENT COMPANY ONLY INCOME STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2006, 2005, AND 2004

	2006	2005	2004

SALES	$--	$--	$--

OPERATING AND ADMINISTRATIVE
EXPENSES:
General and administrative expenses	160,827	201,896	(200,000)

Income from operations	(160,827)	(201,896)	(200,000)

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated subsidiary	7,674,928	6,568,337	398,776

INCOME BEFORE INCOME TAXES	7,514,101	6,366,441	198,776

(PROVISION FOR) BENEFIT FROM
INCOME TAXES	--	--	--

NET INCOME	$7,514,101	$6,366,441	$198,776

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

4.	Concentrations of Business and Credit Risk (Continued)

PARTNER SUCCESS HOLDINGS LIMITED
CONDENSED PARENT COMPANY ONLY STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2006, 2005, AND 2004
	2006	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,514,101	$6,366,441	$198,776
Adjustments to reconcile net income to operating activities -
Less: Equity in earnings of unconsolidated subsidiary	(7,674,928)	(6,568,337)	(398,776)

Net cash (used in) operating activities	(160,827)	(201,896)	(200,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in subsidiary	(1,465,652)	(114,187)	--
Net cash (used in) investing activities	(1,465,652)	(114,187)	--

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from director	(205,654)	6,706,818	200,000
Advances to subsidiary	1,832,133	(6,390,735)	--
Net cash provided by financing activities	1,626,479	316,083	200,000

Effect of exchange rate change on cash
and cash equivalents	--	--	--

NET INCREASE (DECREASE) IN CASH
AND EQUIVALENTS	--	--	--

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	--	--	--

CASH AND CASH EQUIVALENTS,
END OF PERIOD	$--	$--	$--

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid, net of capitalized amounts	$--	$--	$--
Income taxes paid	$--	$--	$--

Partner Success Holdings Limited
Notes to Condensed Parent Company Only Financial Statements

Note 1 - These condensed parent company only financial statements should be read in connection with the Company’s consolidated financial statements and notes thereto.

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

5.	Inventory

As of September 30, 2006 June 30, 2006 and June 30 2005, inventory consisted of the following:

	September 30,	June 30,
	2006	2006	2005
Raw materials	$7,243,353	$3,688,773	$1,222,189
Work in progress	594,286	573,465	452,285
Finished goods	6,683,039	2,021,672	385,727
	$14,520,678	$6,283,910	$2,060,201

6.	Property, Plant and Equipment

Property, plant and equipment, stated at cost less accumulated depreciation, consisted of the following:

	September 30,	June 30,
	2006	2006	2005
Plant and machinery	$7,611,922	$7,526,395	$7,129,017
Buildings	2,786,466	2,755,157	2,665,315
Motor vehicles	257,690	239,219	107,007
Office equipment	61,266	51,281	37,021
	10,717,344	10,572,052	9,938,360
Less: Accumulated depreciation	(2,224,713)	(1,907,635)	(1,056,220)
	$8,492,631	$8,664,417	$8,882,140

As of September 30, 2006, June 30, 2006 and June 30, 2005, plant and machinery at a net book value of $5,799,419 (Rmb.46,309,142) and land and buildings at a value of $2713,138 (Rmb.21,604,204) have been pledged as securities to short-term borrowings of $8,000,000 (Rmb.64,080,000) and $9,700,000 (Rmb.77,697,000) and a long-term bank loan of $8,400,000 (Rmb.67,284,000).

Depreciation expense related to manufacturing is included as a component of cost of goods sold. During the fiscal years ended June 30, 2006, 2005 and 2004, depreciation totaling $783,677, $365,583, and 332,191 respectively, was included as a component of cost of goods sold. During the three month periods ended September 30, 2006 and 2005, deprecation totaling $250,475 and $201,900 respectively, were included as a component of cost of goods sold.

7.	Construction-In-Progress

As of September 30, 2006, June 30, 2006 and June 30, 2005, construction-in-progress consisted of the following:

	September 30,	June 30,
	2006	2006	2005
Additional works on existing factory and warehouse	$-	$-	$12,509
Construction costs of plant and machinery	12,124,524	7,059,943	3,565,908
Construction on factory building (Phase 2)	6,769,068	6,693,011	-
	$18,893,592	$13,752,954	$3,578,417

Construction-in-progress represents construction and installations of the new plant and machinery and administration and factory buildings.

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

8.	Advances from Customers

Advances from customers represent advance cash receipts from new customers and for which goods have not been delivered as of the balance sheet dates. Advances from customers for goods to be delivered or services to be rendered in the subsequent year are carried forward as deferred revenue. As of September 30, 2006, June 30, 2006 and June 30, 2005, there were advances from customers of $4,836,640, $1,859,773 and $502,497, respectively.

9.	Transactions with Related Parties

Amounts due to directors as of September 30, 2006, June 30, 2006 and June 30, 2005 are as follows:

	September 30,	June 30,
Name	2006	2006	2005
Li Wo Hing	$1,569,826	$5,464,907	$7,856,184
Chen Hai Sheng	436,946	432,036	417,948
	$2,006,772	$5,896,943	$8,274,132

Amounts due are unsecured, non-interest bearing and have no fixed repayment terms.

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

10.	Short-Term Loans

Short-term loans consisted of the following as of September 30, 2006, June 30, 2006 and June 30, 2005:
	September 30,	June 30,
	2006	2006	2005
Bank loan dated December 14, 2004, rolled over October 21, 2005, due in one year with a interest rate of 5.58%, guaranteed by a related company	$1,262,626	$1,248,439	$1,207,729
Bank loan dated December 14, 2004, rolled over November 11, 2005, due in one year with a interest rate of 5.58%, guaranteed by a related company	1,262,626	1,248,439	1,207,729
Bank loan dated December 14, 2004, rolled over December 12, 2005, due in one year with a interest rate of 5.58%, guaranteed by a related company	-	-	1,207,729
Bank loan dated March 11, 2004, rolled over December 12, 2005, due in one year with a interest rate of 5.58%, guaranteed by a related company	-	-	483,093
Bank loan dated December 12, 2005, due in one year with a interest rate of 5.58%, guaranteed by a related company	1,767,677	1,747,815	-
Bank loan dated May 19, 2006, due in one year with a interest rate of 5.85%, guaranteed by a related company	1,515,152	1,498,129	-
Bank loan dated September 22, 2005, due December 31, 2006 with a interest rate of 15% over the standard market rate set by the People’s Bank of China for Renmindi loans, secured by land, buildings and machinery	8,145,907	4,119,850	-
	$13,953,988	$9,862,672	$4,106,280

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

11.	Long-Term Debts - Secured

Long-term debt consisted of the following as of September 30, 2006, June 30, 2006 and June 30, 2005:

	September 30,	June 30,
	2006	2006	2005
Bank loan dated October 14, 2004, due July 31, 2006, at an interest rate of 3% over the 10% of the standard market rate set by the People’s Bank of China for Renminbi loans, secured by land, buildings and machinery	$8,063,819	$7,973,215	$7,713,218

Bank loan dated September 22, 2005, payable over 4 years ending August 31, 2009, at an interest rate of 15% the standard market rate set by the People’s Bank of China for Renminbi loans, secured by land, buildings and machinery	4,144,708	4,098,139	-

Total long-term debt	12,208,527	12,071,354	7,713,218
Less: Current portion of long-term debts	9,056,112	8,918,939	-
Long-term debts	$3,152,415	$3,152,415	$7,713,219

Maturities on long-term debt for each of the next five years and thereafter as of September 30, 2006 are as follows:

2007	$9,056,112
2008	1,260,964
2009	1,260,964
2010	630,487
2011	--

$12,208,527

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

12.	Income Tax

For EIT reporting purposes, the Company reports income and expenses on a cash basis and is required to compute a 10% salvage value when computing depreciation expense. For financial reporting purposes, the Company reports income and expenses on the accrual basis and does not take into account a 10% salvage value when computing deprecation expense.

No accrual for deferred taxes was required for the fiscal year ended June 30, 2005 as all material timing differences would reverse within one year with the exception of depreciation which resulted in a small deferred tax asset which was deemed to be immaterial by the Company and was not recorded at that time.

As of June 30, 2006, the Company had utilized all of its 100% tax holiday, therefore any timing differences reversing within the next three years would be tax at 50% of the statutory rate of 27%. Therefore, it was necessary for the Company to record a deferred income tax liability and offsetting deferred income tax expense of $1,535,204 as of June 30, 2006.

A reconciliation of the provision for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

	Year Ended June 30,
	2006	2005	2004

Computed tax at the federal statutory rate of 34%	$3,133,000	$2,244,000	$67,584
Less adjustment to EIT statutory rate of 27%	(645,000)	(462,000)	(13,914)
Benefit from tax holiday	(952,796)	(1,782,000)	(53,670)

Income tax expense per books	$1,535,204	$-	$-

The tax holiday resulted in tax savings as follows:

	Three months ended September 30,		Years ended June 30,
	2006	2005	2006	2005	2004
Tax savings	$454,361	$616,443	$908,108	$1,718,939	$53,670

Benefit per share:
Basic	$9.08	$12.33	$18.16	$34.38	$1.07
Diluted	$9.08	$12.33	$18.16	$34.38	$1.07

Partner Success Holdings Limited and Subsidiary

Notes to Consolidated Financial Statements
(Expressed in US dollars)

13.	Income Tax (Continued)

Significant components of the Company’s deferred tax assets and liabilities as of September 2006 and June 30, 2006 are as follows:

	September 30	June 30
Deferred tax assets:
Book depreciation in excess of tax depreciation	$30,034	25,753

Deferred tax liability:
Timing differences resulting form cash basis reporting
for tax purposes	(431,253)	(1,560,957)

Net deferred income tax (liability)	$(401,219)	$(1,535,204)

14.	Commitments

As of September 30, 2006, the Company had $4,747,172 in commitments for capital expenditures for contractual commitments of the construction projects.